EFinancial Depot.com, Inc.
                           150-1875 Century Park East
                         Century City, California 90067

November  22,  2000

Mr.  Amin  Zool
Panther  House
1  Panther  Drive,  Dreary  Way,
Brent  Park,  London  NW10  OJP

Dear  Mr.  Zool:

Re: Compensation for services rendered to EFinancial Depot.com Inc. (the "Company")

          This letter will serve to confirm our agreement respecting the compensation payable to you for certain consultantcy and advisory services which you have provided to the Company.

          In this regard we acknowledge that you have provided assistance to the Company in finding and forming strategic partnerships and alliances for business development in Europe for the application of the Company's trading platform (the "Services"), which assistance has been of significant benefit to the Company.

          In full and final satisfaction of the Company's obligations to you with respect to the provision of these services, it is agreed that the Company shall issue to you 180,000 shares of common stock at a deemed price of $1.00 per share and shall also grant to you an option to acquire a further 1,000,000 shares of common stock at a price of $1.00 per share, said option exercisable on or before December 31, 2001 by delivery of notice in writing to the Company together with a certified cheque or bank draft representing the purchase price for the shares being acquired. In the case of any stock split, stock dividend, or like change in the nature of the shares of common stock of the Company, the number of shares which are the subject of the above referenced option and the exercise price of same shall be proportionately adjusted.

          Accepting that the above accurately details your understanding of our agreement in this regard could you please execute this letter where indicated and return same at your earliest convenience.
EFINANCIAL  DEPOT.COM,  INC.


Per: /s/ John Huguet
     JOHN  HUGUET,  President  and  CEO

Acknowledged  and  agreed  to  this  22nd  day of  November,  2000  by:


/s/ Amin Zool
AMIN  ZOOL